Exhibit 10.3

Execution

THIS INSTRUMENT AND RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 5, 2023 AMONG SALEM INVESTMENT PARTNERS V, LIMITED PARTNERS AND SPECTRUM COMMERCIAL FINANCE, LLC (f/k/a SPECTRUM COMMERCIAL SERVICES COMPANY, L.L.C) (“SPECTRUM”), TO THE INDEBTEDNESS (INCLUDING GUARANTIES AND INTEREST) OWED TO SPECTRUM.

AMENDED AND RESTATED SENIOR TRANCHE TERM NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAW AND HAS BEEN ISSUED UNDER EXEMPTIONS THAT DEPEND, IN PART, ON THE INTENT OF THE HOLDER HEREOF NOT TO SELL OR TRANSFER SUCH NOTE IN ANY MANNER NOT PERMITTED BY SUCH LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE.

AMENDED AND RESTATED SENIOR TRANCHE TERM NOTE
Due April 30, 2024

$6,500,000	September 5, 2023

1.         PROMISE TO PAY.

FOR VALUE RECEIVED, the undersigned, GUERRILLA RF, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of SALEM INVESTMENT PARTNERS V, LIMITED PARTNERSHIP, a North Carolina limited partnership (together with any subsequent holders of this Amended and Restated Senior Tranche Term Note (the “Note”), hereinafter called the “Holder”), the principal sum of six million five hundred thousand dollars ($6,500,000), plus any Deferred Interest which has been capitalized and added to the principal amount hereof pursuant to Section 2.6(b) of the Loan Agreement, together with interest thereon from time to time as provided in the Loan Agreement.

2.         LOAN AGREEMENT.

This Note is one of the Notes issued pursuant to the terms of that certain Amended and Restated Loan Agreement of even date herewith (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Salem Investment Partners V, Limited Partnership, as Collateral Agent, the Holder and the other Lenders party thereto. The Holder is entitled to the benefits of this Note and the Loan Agreement, as the Loan Agreement relates to this Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. This Note is secured by, among other things, one or more Collateral Documents described in the Loan Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Loan Agreement.

3.         PAYMENT OF PRINCIPAL AND INTEREST.

3.1         Interest. The Borrower promises to pay interest on the sum of the principal amount of this Note at the aggregate rate and in the manner and times set forth in the Loan Agreement.

3.2         Repayment; Prepayment. The Borrower shall repay, and may prepay, the outstanding principal amount of this Note as set forth in the Loan Agreement.

4.         SALE OF NOTE.

This Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. This Note may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Note, under the Securities Act, as amended, and such registration or qualification as may be necessary under the securities laws of any state or pursuant to an exemption such that registration or qualification is not required.

This Note shall be registered on the books of the Borrower, which shall be kept at its principal office for that purpose and shall be transferable only on said books by the registered Holder hereof in person or by the registered Holder’s duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with the provisions of the preceding paragraph. This Note may not be assigned except pursuant to the terms of Section 10.6 of the Loan Agreement.

5.         DEFAULT.

Upon the occurrence of an Event of Default, the Holder may in accordance with the Loan Agreement, this Note and the other Loan Documents proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Loan Agreement, this Note or any other Loan Document or in aid of the exercise of any power granted in the Loan Agreement, this Note or any other Loan Document, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

6.         MISCELLANEOUS.

6.1         Governing Law and Jurisdiction. This Note shall be governed by, and construed in accordance with, the law of the State of North Carolina, but excluding all other choice of law and conflicts of law rules). The jurisdiction, venue and service of process applicable to any matter concerning this Note shall be as set forth in Section 10.11(b) – (d) of the Loan Agreement.

6.2         Expenses. The Borrower shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Loan Agreement.

6.3         Waivers. All persons bound by this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive the benefits of all provisions of law for stay or delay or execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained, executed and issued against any of them and in turn satisfied or until it can be shown that the maker or any other party hereto had no property available for satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said persons as security. Demand, presentment, protest, notice of protest and notice of dishonor are hereby waived by all parties bound hereon.

6.4         Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Loan Agreement.

6.5         Remedies Cumulative. No remedy conferred upon the Holder herein or in the Loan Agreement or any other Loan Document is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Loan Agreement or under any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise.

6.6         Transfer; Replacement of Note. This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Loan Agreement and herein. The term “Holder” as used herein shall also include any permitted transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its own expense, will promptly execute and deliver, in lieu thereof, a replacement Note. If reasonably required by the Borrower, such Holder must provide a reasonable indemnity agreement in connection with any such replacement.

6.7         Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note by or on behalf of the Borrower shall bind its respective successors and assigns, whether so expressed or not.

6.8         Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and in the manner set forth in Section 10.3 of the Loan Agreement.

6.9         Severability. If any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Note.

6.10         Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.11         Effect. This Note amends and restates that certain Term Note dated August 11, 2022, in the original principal amount of $5,000,000 issued by Borrower to the order of the Holder and that certain Multi-Draw Note dated August 11, 2022, in the maximum principal amount of $3,000,000 issued by Borrower to the order of the Holder (collectively, the “Prior Notes”). It is expressly intended, understood and agreed that this Note shall replace the Prior Notes as evidence of such indebtedness of the Borrower to the Holder, and such indebtedness of the Borrower to the Holder heretofore represented by the Prior Notes, as of the date hereof, shall be included and considered outstanding hereunder from and after the date hereof. By its incorporation into the principal amount of this Note, the Borrower shall be liable to the Holder for the indebtedness heretofore represented by the Prior Notes and such indebtedness shall not be considered paid (nor shall the Borrower’s obligations to pay the same be considered discharged or satisfied) as a result of the issuance of this Note. Notwithstanding the foregoing, failure by the Holder to return the Prior Notes shall not impact the effectiveness of this Note. It is expressly intended, understood and agreed that this Note shall not constitute a novation with respect to the Prior Notes.

(Signature page follows)

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date and the year first above written.

BORROWER: GUERRILLA RF, INC.

By:	/s/ Ryan Pratt
Name:	Ryan Pratt
Title:	Chief Executive Officer

(Signature Page to Term Note – Guerrilla RF)